Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers", "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information, and to the incorporation by reference of our report dated July 28, 2010 on the May 31, 2010 financial statements of the Guggenheim China Real Estate ETF (formerly Claymore/AlphaShares China Real Estate ETF), Guggenheim China Small Cap ETF (formerly Claymore/AlphaShares China Small Cap Index ETF), Claymore/Beacon Global Exchanges, Brokers & Asset Managers Index ETF, Guggenheim Timber ETF (formerly Claymore/Beacon Global Timber Index ETF), Guggenheim Frontier Markets ETF (formerly Claymore/BNY Mellon Frontier Markets ETF), Claymore/Robb Report Global Luxury Index ETF, Guggenheim Energy Income ETF (formerly Claymore/SWM Canadian Energy Income Index ETF), Claymore/Zacks Country Rotation ETF and Guggenheim International Multi-Asset Income ETF (formerly Claymore/Zacks International Multi-Asset Income Index ETF) in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 73 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105) and Amendment No. 75 under the Investment Company Act of 1940 (Registration No. 811-21910).


/s/ Ernst & Young LLP

Chicago, Illinois
September 28, 2010